February 27, 2026

The Advisors’ Inner Circle Fund

One Freedom Valley Drive

Oaks, Pennsylvania 19456

Re:	Opinion of Counsel regarding Post-Effective Amendment No. 378 to the Registration Statement filed on Form N-1A under the Securities Act of 1933 (File No. 033-42484)

Ladies and Gentlemen:

We have acted as counsel to The Advisors’ Inner Circle Fund (the “Trust”), a Massachusetts voluntary association (commonly known as a business trust), in connection with the above-referenced registration statement (as amended, the “Registration Statement”), which relates to the Trust’s units of beneficial interest, with no par value per share (collectively, the “Shares”) of the following portfolios of the Trust: Acadian Emerging Markets Portfolio, CIBC Atlas Disciplined Equity Fund, CIBC Atlas Mid Cap Equity Fund, CIBC Atlas Income Opportunities Fund, CIBC Atlas All Cap Growth Fund, CIBC Atlas Equity Income Fund, CIBC Atlas International Growth Fund, Cambiar International Equity Fund, Cambiar Opportunity Fund, Cambiar Small Cap Fund, Cambiar Aggressive Value ETF, Cambiar SMID Fund, Haverford Quality Growth Stock Fund, Loomis Sayles Full Discretion Institutional Securitized Fund, LSV Value Equity Fund, LSV Conservative Value Equity Fund, LSV Small Cap Value Fund, LSV U.S. Managed Volatility Fund, LSV Global Managed Volatility Fund, LSV Global Value Fund, LSV Emerging Markets Equity Fund, LSV Disciplined Value ETF and Sands Capital Global Growth Fund (the “Funds”). This opinion is being delivered to you in connection with the Trust’s filing of Post-Effective Amendment No. 378 to the Registration Statement (the “Amendment”) to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “1933 Act”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, copies of the following documents:

(a)	a certificate of the Commonwealth of Massachusetts certifying that the Trust is validly existing under the laws of the Commonwealth of Massachusetts;

(b)	the Agreement and Declaration of Trust for the Trust dated July 18, 1991, as amended and restated February 18, 1997 and as amended May 15, 2012 and August 18, 2020 (the “Declaration of Trust”), and the Second Amended and Restated By-Laws, as amended May 20, 2020 (the “By-Laws”);

(c)	a certificate executed by Matthew M. Maher, the Secretary of the Trust, certifying as to, and attaching copies of, the Trust’s Declaration of Trust and By-Laws, and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares of the Funds; and

(d)	a printer’s proof of the Amendment.

Morgan, Lewis & Bockius llp 2222 Market Street Philadelphia, PA 19103-3007 United States	+1.215.963.5000 +1.215.963.5001

In our capacity as counsel to the Trust, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers and representatives of the Trust. We have assumed that the Amendment, as filed with the U.S. Securities and Exchange Commission, will be in substantially the form of the printer’s proof referred to in paragraph (d) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the terms of purchase described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the Commonwealth of Massachusetts, except that, as set forth in the Registration Statement, shareholders of a Fund may under certain circumstances be held personally liable for its obligations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP